UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 11, 2024

AERWINS Technologies Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40734	86-2049355
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

The Walnut Building 691 Mill St, Suite 204 Los Angeles, CA	90021
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (702) 527-1270

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.000001 par value per share	AWIN	The Nasdaq Stock Market LLC

Redeemable Warrants, each whole warrant exercisable for one hundredth of a share of Common Stock at an exercise price of $1,150 per share	AWINW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 14, 2024, AERWINS Technologies Inc. (the “Company”), received the final delisting notice from the Nasdaq Hearings Panel (the “Panel”) of the Nasdaq Stock Market LLC (“Nasdaq”) due to its failure to comply with the terms of the Panel decision dated January 16, 2024, as amended (the “Decision”). The Decision required the Company to demonstrate compliance with Listing Rule 5550(b)(1) or any of the alternative requirements in Listing Rule 5550(b) on or before May 31, 2024. Based on a review of the Company’s filings and other public disclosures, Nasdaq Listing Qualifications Staff determined that the Company did not complete any transaction or provide evidence that would enable the Company to demonstrate compliance with Listing Rule 5550(b)(1) or any of the alternatives under Listing Rule 5550(b). Accordingly, the Panel has determined that delisting the Company’s securities is appropriate to maintain the quality of and public confidence in the Nasdaq Stock Market.

Based on the foregoing reasons, the Panel has determined to delist the Company’s common shares (the “Common Shares”) from Nasdaq and will be suspended trading in those shares effective as of the open of business on June 18, 2024. After careful consideration, the Company determined that it was in the overall best interests of the Company not to appeal the decision.

The Company intends to evaluate potential strategic alternatives for its business including but not limited to possible sale or seeking potential joint venture partners to operate the business and its options regarding the quotation of its Common Shares on an alternative trading market as soon as practicable following the suspension of its Common Shares on Nasdaq.

Nasdaq has informed the Company that it will file a Form 25 with the U.S. Securities and Exchange Commission (the “SEC”) after applicable appeal periods have lapsed, which will remove the Company’s Common Shares from listing on Nasdaq and registration under Section 12(b) of the U.S. Securities Exchange Act of 1934.

This Current Report on Form 8-K contains forward-looking statements. All statements other than statements of historical facts included in this Current Report are forward-looking statements. In some cases, forward-looking statements can be identified by words such as “believe,” “intend,” “expect,” “anticipate,” “plan,” “potential,” “continue,” or similar expressions. Such forward-looking statements include statements we make regarding the quotation of its Common Shares on an alternative trading market, and important factors could cause our plans to differ materially from those expressed or implied by such forward-looking statements. These factors, risks, and uncertainties are discussed in AERWINS’ filings with the Securities and Exchange Commission. Investors should not place any undue reliance on forward-looking statements since they involve known and unknown uncertainties and other factors which are, in some cases, beyond AERWINS’ control and could, and likely will, materially affect actual results, levels of activity, performance, or achievements. Any forward-looking statement reflects AERWINS’ current views concerning future events and is subject to these and other risks, uncertainties, and assumptions relating to operations, results of operations, growth strategy, and liquidity. AERWINS assumes no obligation to publicly update or revise these forward-looking statements for any reason or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available. The contents of any website referenced in this press release are not incorporated by reference herein.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 14, 2024, the board of directors (the “Board”) of the Company appointed Kiran Sidhu as the Company’s Interim Chief Financial Officer. Mr. Sidhu will retain his roles as the Company’s Chief Executive Officer and as a member of the Board. Mr. Sidhu’s appointment as the Company’s Interim Chief Financial Officer follows the resignation of Yinshun He as the Company’s Chief Financial Officer on June 11, 2024. Ms. He’s resignation is not the result of any dispute or disagreement with the Company on any matter relating to the operations, policies or practices of the Company.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
17.1	Resignation Letter of Yinshun He dated June 11, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 17, 2024	AERWINS Technologies Inc.

	By:	/s/ Kiran Sidhu
Kiran Sidhu
Chief Executive Officer